Exhibit C

Letter of Transmittal

Regarding Shares in

Align Alternative Access Fund

Tendered Pursuant to the Offer to Purchase
June 18, 2026

This Letter of Transmittal Must Be
Received by

Align Alternative Access Fund
by July 20, 2026

The Offer Will Expire
at 12:00 Midnight, Eastern time, on
July 20, 2026, Unless the Offer Is Extended.

The Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern time, on
July 20, 2026, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

Align Alternative Access Fund at the applicable address listed below

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by July 20, 2026

Overnight Delivery: Align Alternative Access Fund c/o/ Ultimus Fund Solutions, LLC 225 Pictoria Dr. Suite 450 Cincinnati, OH 45246	Regular Mail: Align Alternative Access Fund c/o/ Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, OH 45246

For additional information please call (833) 498-2238

C-1

Ladies and Gentlemen:

The undersigned hereby tenders to Align Alternative Access Fund , a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated June 18, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement account, please contact your representative or agent for assistance in completing the transaction documents.

C-2

LETTER OF TRANSMITTAL

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

SSN/TIN:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

[_]	All of the undersigned’s Shares.
[_]	That amount of the undersigned’s Shares having the following dollar value:

Class I Shares $_____________________

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

[_]	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3. WIRE INSTRUCTIONS (IRA or retirement account proceeds will be sent to the Custodian)

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

* For anti-money laundering and account security purposes, the name on the bank account must match the Align Alternative Access Fund account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

C-3

PART 4. SIGNATURE(S):

Shareholder Signature

Name of Shareholder:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)
(If two signatures are required, both must sign)
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)

Custodian Signature (for custodial IRA and retirement plan accounts only)

Name of Custodian:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory)

Medallion Signature Guarantee

Overnight Delivery: Align Alternative Access Fund c/o/ Ultimus Fund Solutions, LLC 225 Pictoria Dr. Suite 450 Cincinnati, OH 45246	Regular Mail: Align Alternative Access Fund c/o/ Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, OH 45246

C-4

For additional information please call (833) 498-2238

Please note: IRA and retirement account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in the Offer to

Purchase Shares.

C-5